United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2006

Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 2, 2006, Hercules Incorporated (the “Company”) entered into a Third Amendment (the “Amendment”) to its Amended and Restated Credit Agreement (the “Agreement”) by and among itself, the Guarantors signatory thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent for the Lenders, and the Lenders thereto. The Amendment provides, among other things, that: (i) the net proceeds from the sale of the Company’s majority interest in FiberVisions Delaware Corporation shall be used to permanently repurchase, repay, legally defease or otherwise redeem outstanding Indebtedness and/or Preferred Securities of the Company; (ii) the applicable margin over LIBOR on the term loan is reduced from 1.75% to 1.50%; (iii) the limit for outstanding letters of credit is increased from $100 million to $120 million; and (iv) certain changes are made to the definitions, limitations and other terms of the Agreement intended to provide the Company with greater business, financial and operational flexibility. The terms used in the foregoing sentence are defined in the Agreement.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. 10.1 Third Amendment to Amended and Restated Credit Agreement dated March 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 7, 2006	By:	HERCULES INCORPORATED

/s/ Allen A. Spizzo
Allen A. Spizzo
Vice President and Chief Financial Officer